UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 28, 2010

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-19731	94-3047598
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA

(Address of principal executive offices)

94404

(Zip Code)

(650) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Appointment of New Director

At a meeting held on January 28, 2010, the Board of Directors (the Board) of Gilead Sciences, Inc. (the Company) appointed Per Wold-Olsen to the Board effective January 28, 2010. Mr. Wold-Olsen will serve on the Board’s Scientific Committee.

Pursuant to a consulting and non-disclosure agreement dated February 1, 2007 between Mr. Wold-Olsen and one of the Company’s subsidiaries (the Consulting Agreement), Mr. Wold-Olsen served as Chairman of the Company’s Health Policy Advisory Board and provided consulting services regarding developing world access. From January 1, 2009 through January 28, 2010, Mr. Wold-Olsen received $246,000 for such services. The Consulting Agreement terminated on January 28, 2010.

For his service on the Board and the Scientific Committee during the remainder of the 2010 director compensation period, Mr. Wold-Olsen will be entitled to the following compensation:

(1) a pro-rated equity grant, consisting of options to purchase 2,454 shares of the Company’s common stock with an exercise price of $47.51 per share and restricted stock units covering an additional 890 shares of the Company’s common stock. These grants were made under the Company’s 2004 Equity Incentive Plan on January 28, 2010 in conjunction with his appointment to the Board; and

(2) a pro-rated cash retainer in the amount of $40,082.

A description of the Company’s 2004 Equity Incentive Plan and compensation practices for non-employee directors can be found in our Definitive Proxy Statement filed with the Securities and Exchange Commission (the SEC) on March 12, 2009 in connection with the Company’s 2009 Annual Meeting of Stockholders. The 2004 Equity Incentive Plan is attached as an exhibit to the Quarterly Report on Form 10-Q filed with the SEC on August 11, 2008.

A copy of the Company’s press release announcing Mr. Wold-Olsen’s election to the Company’s board of directors is attached as Exhibit 99.1 to this report.

(e) Compensation Arrangements of Certain Officers

Amendment of the Severance Plan

On January 28, 2010, the Compensation Committee of the Board (the Committee) approved an amendment to the Gilead Sciences, Inc. Severance Plan, as amended and restated (the Severance Plan), which became effective immediately. The amendment effected the following principal changes to the Severance Plan:

(a) The individuals eligible for an additional payment under the Severance Plan (the Section 280G Gross-Up Payment) to cover, on a full after-tax basis, any excise tax liability they may incur with respect to any severance benefits received under the plan or any other amounts or benefits they may receive in connection with a change in control that are deemed to constitute a “parachute payment” under Section 280G of the Internal Revenue Code (the Code) will be limited solely to those participants in the Severance Plan who currently meet the eligibility standards for such potential payment as a result of their present employment in covered positions under Appendices A through C to the Severance Plan.

(b) Any severance benefits provided under the Severance Plan in connection with a change in control of the Company, together with any other amounts that qualify as parachute payments under Section 280G of the Code, that become payable to any individual not eligible for the Section 280G Gross-Up Payment will be subject to the following benefit reduction provisions:

(1) If the parachute value of such benefits and amounts does not exceed in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code without triggering a parachute payment under Section 280G(b)(2)(A) of the Code, then such benefits and amounts will automatically be reduced to the extent (if any) necessary to assure that they do not exceed such safe harbor amount.

(2) If the parachute value of such benefits and amounts exceeds in the aggregate 110% of the safe harbor amount allowable under Section 280G of the Code, then such benefits and amounts will be limited to the greater of (i) the portion thereof that does not exceed such safe harbor amount or (ii) the amount that provides the individual with the greatest after-tax benefit, after taking into account any excise tax imposed on such amount under Section 4999 of the Code.

2009 Bonuses and 2010 Base Salaries

On January 28, 2010, the Committee set the base salaries for the 2010 fiscal year for the Company’s current named executive officers (the Executive Officers). The Committee also determined their bonus awards for the completed 2009 fiscal year based on their individual performance and the Company’s attained level of certain financial and non-financial objectives established for that year. The independent members of the Board ratified the 2009 bonus and 2010 base salary of John C. Martin, Ph.D., the Company’s Chairman and Chief Executive Officer. The approved 2009 bonuses and 2010 base salaries for the Executive Officers are as follows:

Name and Title	2009 Bonus	2010 Base Salary
John C. Martin	$2,187,500	$1,350,000
Chairman and Chief Executive Officer

John F. Milligan	$850,500	$870,000
President and Chief Operating Officer

Norbert W. Bischofberger	$550,800	$715,000
Executive Vice President, Research and Development and Chief Scientific Officer

Kevin Young	$504,450	$670,000
Executive Vice President, Commercial Operations

Gregg H. Alton	$467,351	$640,000
Executive Vice President, Corporate and Medical Affairs

Robin L. Washington	$394,640	$562,000
Senior Vice President and Chief Financial Officer

2010 Stock Option and Performance Share Awards

On January 28, 2010, the Committee granted options to purchase shares of the Company’s common stock and performance share awards to the Executive Officers under the Company’s 2004 Equity Incentive Plan, as amended. The independent members of the Board ratified the equity grants to Dr. Martin.

The options each have an exercise price per share of $47.51, representing the closing price of the Company’s common stock on January 28, 2010. The options will vest as to 20% of the underlying shares on the first anniversary of the date of grant, and the balance will vest in successive equal quarterly installments through the fifth anniversary of the date of grant, subject to such individual’s continued service with the Company through each applicable vesting date.

Each Executive Officer was also awarded a specific number of performance shares which will convert into actual shares of the Company’s common stock based on the Company’s attainment of certain performance goals measured over the three-year period beginning January 1, 2010 and ending December 31, 2012 and the individual’s continued service with the Company through that period. The actual number of shares of the Company’s common stock into which the performance shares may convert will be calculated by multiplying the number of performance shares by a performance percentage ranging from 0% to 200% based on the attained level of Company performance as measured in terms of the following two performance criteria: (a) the Company’s total stockholder return (TSR)

for the three-year performance period relative to the total stockholder return realized by the companies comprising the AMEX Biotech-Pharmaceutical Index (the Peer Group Index) for that period and (b) the Company’s revenue growth relative to the Peer Group Index during the same three-year period.

The percentages in the table below represent the percentage of actual shares of the Company’s common stock into which the performance shares would convert at the end of the performance period based on the Company’s percentile rankings for both revenue growth and TSR relative to the Peer Group Index. For example, if the Company’s revenue growth for the period is at the 85th percentile relative to the Peer Group Index and TSR is at the 50th percentile relative to the Peer Group Index, the performance shares would convert into actual shares of common stock equal to 150% of the number of performance shares specified on the grant date. If the Company performance is at or above the 80th percentile of the Peer Group Index for both TSR and revenue growth for the performance period, the performance shares would convert into actual shares of common stock equal to 200% of the number of performance shares specified on the grant date, representing the maximum award opportunity. If the Company’s performance is below the 20th percentile of the Peer Group Index for both TSR and revenue growth for the performance period, then the performance shares would not convert into any actual shares of the Company’s common stock.

Company TSR vs. the Peer Group Index

≥ 80th percentile	100.0%	110.0%	150.0%	175.0%	200.0%

60th to 79th percentile	75.0%	85.0%	125.0%	150.0%	175.0%
40th to 59th percentile	50.0%	60.0%	100.0%	125.0%	150.0%
20th to 39th percentile	10.0%	20.0%	60.0%	85.0%	110.0%
< 20th percentile	0.0%	10.0%	50.0%	75.0%	100.0%
	< 20th percentile	20th to 39th percentile	40th to 59th percentile	60th to 79th percentile	≥ 80th percentile

Company Revenue Growth vs. the Peer Group Index

Should the Executive Officer’s service with the Company terminate prior to the completion of the performance period, then his or her performance shares will be forfeited, whether or not the performance goals are met. However, if the Executive Officer’s employment terminates under the following circumstances during the performance period, he or she may subsequently become entitled to a portion of his or her performance shares upon the completion of the performance period:

(i) Should the Executive Officer cease service due to death or disability, then a portion of his or her performance shares would convert into actual shares of vested common stock based on the level at which the performance goals are actually attained for the performance period and the number of calendar months of continuous service he or she completed during that period.

(ii) Should the Executive Officer leave the Company’s employ prior to the completion of the performance period, but after completion of at least one year of service during the performance period, by reason of retirement on or after the date his or her combined age and years of service total 70 years or more, then a portion of his or her performance shares would convert into actual shares of vested common stock based on the level at which the performance goals are actually attained for the performance period and the number of calendar months of continuous service he or she completed during that period.

Should the Executive Officer remain in continued service through the closing of a change in control transaction, then his or her performance shares will immediately convert into vested shares of the Company’s common stock equal to 100% of the number of performance shares or, if the change in control occurs more than one year after the start of the performance period, any greater number of shares of common stock determined by measuring the Company’s TSR and revenue growth relative to the Peer Group Index over an abbreviated performance period ending with the Company’s last fiscal quarter prior to the effective date of the change in control.

An Executive Officer who is a U.S. resident may elect to defer the receipt of any shares of the Company’s common stock into which the performance shares may convert to a later date by submitting a deferral election form to the Company within certain specified time periods. In the absence of such deferral, the performance shares that vest upon the completion of the performance period will be issued on or before March 15, 2013.

The table below summarizes the 2010 option and performance share grants for the Executive Officers:

	Stock Option Grant	Performance Share Award
Name and Title		Minimum Number of Actual Shares	Number of Performance Shares	Maximum Number of Actual Shares
John C. Martin	318,000	0	106,000	212,000
Chairman and Chief Executive Officer

John F. Milligan	140,000	0	49,000	98,000
President and Chief Operating Officer

Norbert W. Bischofberger	72,000	0	24,000	48,000
Executive Vice President, Research and Development and Chief Scientific Officer

Kevin Young	87,000	0	29,000	58,000
Executive Vice President, Commercial Operations

Gregg H. Alton	84,000	0	28,000	56,000
Executive Vice President, Corporate and Medical Affairs

Robin L. Washington	48,000	0	18,000	36,000
Senior Vice President and Chief Financial Officer

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on January 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)

/s/ Robin L. Washington
Robin L. Washington Senior Vice President and Chief Financial Officer

Date: February 1, 2010

Exhibit Index

Exhibit Number	Description

99.1	Press Release, issued by Gilead Sciences, Inc. on January 28, 2010.